UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/01/2010

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On September 1, 2010, Scout Investment Advisors, Inc. ("Scout"), a wholly-owned subsidiary of UMB Financial Corporation ("UMB"), entered into an Asset Purchase Agreement (the "Purchase Agreement") with Reams Asset Management Company, LLC ("Reams"), MME Investments, LLC, Mark M. Egan, David B. McKinney, Hilltop Capital, LLC, Thomas M. Fink, Stephen T. Vincent, Todd C. Thompson, Deanne B. Olson, Daniel P. Spurgeon, and solely for the purposes of Section 9.3 of the Purchase Agreement, UMB. Pursuant to the Purchase Agreement, Scout will purchase substantially all of the assets of Reams, a provider of investment management services to institutional clients and a manager of over $9.8 billion in fixed income assets. The Purchase Agreement contains customary representations and warranties and covenants on behalf of the parties thereto. Under Section 9.3 of the Purchase Agreement, UMB has agreed to be responsible for the indemnification obligations of Scout under the Purchase Agreement, on a joint and several basis. The consummation of the transactions contemplated by the Purchase Agreement is subject to satisfaction of certain conditions precedent to closing.

Under the Purchase Agreement, at closing, Scout will pay Reams an initial cash payment of $42 million, plus or minus a purchase price adjustment based upon Reams' accrued revenues, prepaid expenses and accrued expenses, less a certain amount of cash. Reams will also be entitled to receive $1 million worth of unregistered common stock of UMB if at least ninety-five percent (95%) of the revenue of Reams is retained by Scout on the determination date (as defined in the Purchase Agreement). Reams may also be entitled to receive annual earn-out payments during the next five years based upon the adjusted pre-tax income (as defined by the Purchase Agreement) for each such year. The purchase price is also subject to upward adjustment if the transaction fails to close by December 31, 2010 for certain reasons relating to UMB's non-performance under the Purchase Agreement.

Following the closing of the transaction, which is currently set for November 30, 2010, Reams' business will be operated as a division of Scout. Each of Mr. Egan, Mr. McKinney, Mr. Fink, Mr. Thompson, Ms. Olson, and Mr. Spurgeon will continue to serve as officers of such division. Under employment agreements, they will be subject to non-competition, non-solicitation and confidentiality provisions.

On September 2, 2010, UMB issued a press release announcing the transaction. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press Release announcing acquisition of Reams Asset Management

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: September 02, 2010	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairman, CFO, CAO

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release announcing Reams acquisition